As filed with the Securities and Exchange Commission on June 3, 1997

                                                   Registration No. 333-________
                               -----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             DIGITAL DICTATION, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                  52-1451022
    (State or other jurisdiction            (I.R.S. employer identification no.)
  of incorporation or organization)


                            8230 Old Courthouse Road
                             Vienna, Virginia 22182
                    (Address of principal executive offices)

         --------------------------------------------------------------
                             Digital Dictation, Inc.
                      1996 Non-Qualified Stock Option Plan
                          Employee Stock Purchase Plan
                            (Full title of the plan)




                               Richard D. Cameron
                                    President
                             Digital Dictation, Inc.
                            8230 Old Courthouse Road
            -------------------------------------------------------
                             Vienna, Virginia 22182
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                          David B.H. Martin, Jr., Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                (202) 637-6858



                         CALCULATION OF REGISTRATION FEE

--------------- --------------- --------------- ----------------- --------------
                                   Proposed         Proposed
   Title of       Amount to be      maximum          maximum        Amount of
 securities to     registered    offering price     aggregate      registration
 be registered                    per share (1)  offering price(1)    fee (1)
--------------- --------------- --------------- ----------------- --------------
 Common Stock,
par value $.01     1,450,000         $1.50         $2,175,000          $660
  per share
--------------- --------------- --------------- ----------------- --------------
(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the bid and asked price per share of Digital Dictation, Inc. common stock, par value $.01 per share, on May 30, 1997.

                                      - 4 -
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     Digital Dictation, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the
Commission:
                  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

                  (b)      All  reports  filed with the  Commission  pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996; and

                  (c) The description of the Registrant's common stock, $.01 par value per share (the "Common Stock") contained in the Registrant's Registration Statement on Form 10-SB filed with the Commission on October 23, 1995.

                  In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.           Description of Securities.

                  Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).



Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.



Item 6.           Indemnification of Directors and Officers.

                  Each director and officer of the Registrant is insured and indemnified against liability incurred by him or her in his or her capacity as an officer and/or director pursuant to the following:

                  (a) Section 6 of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), entitled "Indemnification," provides for indemnification of directors and officers to the fullest extent permitted by the laws of the State of Delaware. Section 5.2 limits the liability of directors and officers as permitted by such laws. Sections 5.2 and 6 of the Registrant's Certificate of Incorporation are included in Exhibit 4.1 to this Registration Statement and are incorporated herein by reference.

                  (b) Section 145 of the General Corporation Law of the State of Delaware, which is set forth as Exhibit 99.1 to this Registration Statement and is incorporated herein by reference.

                                      * * *

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such person in connection with the offering of the Common Stock (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.



Item 7.           Exemption from Registration Claimed.

                  Not applicable.



Item 8.           Exhibits.

                  Exhibit
                  Number            Description

                  4.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 2.1 to Registration Statement on Form 10-SB (File No.
                                    0-27052)).

                  4.2 Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 2.2 to Registration Statement on Form 10-SB (File No.
                                    0-27052)).

                  4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 3 to Registration Statement on Form 10-SB (File No. 0-27052).

                  4.4 Shareholders' Agreement (incorporated by reference to Exhibit 5 to Registration Statement on Form 10-SB (File No. 0-27052)).

                  4.5               Agreement and Plan of Merger by and
                                    among  Registrant,  SonoChem,  Inc.  and
                                    Principal  SonoChem  Stockholders
                                    (incorporated by reference to Exhibit 12 to Registration Statement on Form 10-SB (File No. 0-27052)).

                  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered. 23.1 Consent of Hozik & Charin.

                  23.2              Consent of Hogan & Hartson L.L.P.
                                    (included in their opinion filed as Exhibit
                                    5.1 hereto).

                  24.1 Power of Attorney (included on signature page).

                  99.1 Section 145 of the General Corporation Law of the State of Delaware.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           Provided, however, that paragraphs (a)(i) and (a)(ii)
                  do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   The undertaking concerning indemnification is set forth under the response to Item 6.

                Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 30, 1997.

                                                   Digital Dictation, Inc.


                                                   By: /s/ Richard D. Cameron
                                                       Richard D. Cameron
                                                       President, Chief
                                                       Executive Officer and
                                                       Director



                                POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Cameron as true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                         DATE
/s/ Richard D. Cameron        Principal Executive Officer          May 30,  1997
------------------------      and Director
Richard D. Cameron

/s/ Gerald H.  Gruber         Principal Financing and Accounting   May 30,  1997
------------------------      Officer
Gerald H. Gruber

/s/ Myron A. Wick, III        Chairman of the Board of Directors   May 30,  1997
------------------------
Myron A. Wick, III

/s/ Charles C. McGettigan     Director                             May 30,  1997
------------------------
Charles  C.  McGettigan

/s/  Bert I.Helfinstein       Director                             May ___, 1997
------------------------
Bert I. Helfinstein

                                  EXHIBIT INDEX



Exhibit
Number                          Description                              Page
4.1          Amended and Restated Certificate of Incorporation of          *
             Registrant (incorporated by reference to Exhibit 2.1 to Registration Statement on Form 10-SB (File No. 0-27052)).

4.2          Amended and Restated Bylaws of the Registrant, as amended     *
             (incorporated by reference to Exhibit 2.2 to Registration Statement on Form 10-SB (File No. 0-27052)).

4.3          Form  of  Common  Stock  Certificate  (incorporated  by       *
             reference to Exhibit 3  to Registration Statement on Form
             10-SB (File No. 0-27052)).

4.4          Shareholders'  Agreement  (incorporated  by  reference  to    *
             Exhibit 5 to  Registration Statement on Form 10-SB
             (File No. 0-27052)).

4.5          Agreement and Plan of Merger by and among Registrant,         *
             SonoChem, Inc. and Principal SonoChem  Stockholders
             (incorporated by reference to Exhibit 12 to Registration Statement on Form 10-SB (File No. 0-27052)).

5.1          Opinion of Hogan & Hartson L.L.P.

23.1         Consent of Hozik & Charin.

23.2         Consent of Hogan & Hartson L.L.P.  (See Exhibit 5.1)

24.1         Power of Attorney (included on signature page).

99.1         Section 145 of the General Corporation Law of the State of
             Delaware.

*incorporated by reference

Exhibit 5.1


Opinion of Hogan & Hartson L.L.P.

Board of Directors

May 30, 1997
Page 3






                                                   May 30, 1997



Board of Directors
Digital Dictation, Inc.
8230 Old Courthouse Road
Vienna, Virginia 22182

Dear Gentlemen:

                  This firm has acted as counsel to Digital Dictation, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 1,450,000 shares (the "Shares") of common stock, par value $.01 per share of the Company ("Common Stock"), issuable upon (i) the exercise of options granted under the Digital Dictation, Inc. 1996 Non-Qualified Stock Option Plan (the "Option Plan") and (ii) the sale of shares under the Digital Dictation, Inc. Employee Stock Purchase Plan (the "Purchase Plan," and together with the Option Plan, the "Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  For purposes of this opinion, we have examined copies of the following documents:

                  1.        An executed copy of the Registration Statement.

                  2. A copy of the Option Plan, as certified on May 30, 1997, by the Chief Executive Officer of the Company as then being complete, accurate and in effect.

                  3. A copy of the Purchase Plan, as certified on May 30, 1997, by the Chief Executive Officer of the Company as then being complete, accurate and in effect.

                  4. The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified on May 7, 1997 by the Secreatary of State of the State of Delaware and on May 30, 1997 by the Chief Executive Officer of the Company as then being complete, accurate and in effect.

                  5. The Amended and Restated By-laws of the Company, as amended, as certified on May 30, 1997 by the Chief Executive Officer of the Company as then being complete, accurate and in effect.

                  6. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on March 14, 1996 and December 10, 1996, all of the foregoing resolutions as certified by the Chief Executive Officer of the Company on May 30, 1997 as then being complete, accurate and in effect.

                  7. Resolutions of the stockholders of the Company adopted on December 10, 1996, as certified by the Chief Executive Officer of the Company on May 30, 1997 as then being complete, accurate and in effect.

                  We have not, except as specifically mentioned above, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries, or of any other matters. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.

                  We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company or any of its property may be a party or may be subject. This opinion is given in the context of the foregoing.

                  This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers to be qualified to practice law in the District of Columbia, Virginia, or Maryland.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this form.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.

                                                     Very truly yours,

                                                     /s/ Hogan & Hartson L.L.P.

                                                      HOGAN & HARTSON  L.L.P.

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1997, which appears on page 15 of Digital Dictation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 14 of such Annual Report on Form 10-KSB.



                               /s/ Hozik & Charin

April 25, 1997

                                        3
Exhibit 99.1

                Section 145 of the General Corporation Law of the State of Delaware provides as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).